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                                                                EXHIBIT 10(n)(2)



                        HOUSTON INDUSTRIES INCORPORATED
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

                      NONQUALIFIED STOCK OPTION AGREEMENT



                Houston Industries Incorporated (the "Company") hereby grants on January 5, 1994, to 1~ 2~ 3~ (the "Optionee"), an employee of the Company or one of its Subsidiaries, the Nonqualified Option to purchase from the Company up to, but not exceeding in the aggregate, 4~ shares of Common Stock, without par value, of the Company at Forty-six dollars and fifty cents ($46.50) per share, such number of shares and such price per share being subject to adjustment as provided in Section 13.3 of the Houston Industries Incorporated 1994 Long-Term Incentive Compensation Plan, as amended from time to time (the "Plan"), and further subject to the following terms and conditions:

                1.      OPTION SUBJECT TO PLAN.    This Option is issued in
accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Personnel Committee of the Board of Directors of the Company (the "Committee") and are in effect on the date hereof. Unless otherwise indicated, all capitalized terms refer to and shall have the same meaning as set forth in the Plan. By executing this Agreement, the Optionee acknowledges that the Optionee has received a copy of, and is familiar with, the terms of the Plan. References to the Optionee herein also include the heirs or other legal representatives of the Optionee.

                2.       EXERCISE OF OPTION.   (a) This Option shall not be
exercisable until after one (1) year of continued employment with the Company or Subsidiary of the Company immediately following the date this Option is granted, and thereafter shall be exercisable as follows:

                         (i)     After one (1) year of such continued
                 employment, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 33 1/3% of the aggregate number of shares subject to this Option, that being 5~ shares;
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Houston Industries Incorporated
1994 Long-Term Incentive Compensation Plan
Nonqualified Stock Option Agreement
Page 2




                         (ii)  After two (2) years of such continued
                 employment, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 66 2/3 % of the aggregate number of shares subject to this Option, that being 6~ shares; and

                         (iii) After three (3) years of continued employment, this Option shall be fully exercisable;

provided that the number of shares as to which this Option becomes exercisable shall, in each case, be reduced by the number of shares theretofore purchased pursuant to the terms hereof. Further, any restriction contained in the preceding sentence shall cease to apply upon and simultaneously with the occurrence of any "change in control" of the Company (as defined in Plan
Section 7.3).

                Once available for purchase in accordance with the foregoing, unpurchased shares shall remain subject to purchase until the Option terminates in accordance with the terms of paragraph 3 hereof.

                (b) In the event the Optionee terminates employment with the Company due to death, disability or retirement on or after age 60 and before age 65 under a retirement plan maintained by the Company, and such termination occurs while the Option granted hereunder is still in force and unexpired under the terms of Paragraph 3 hereof, this Option shall continue to be exercisable until the earlier of the expiration of three (3) years after the date of such termination or the remainder of the Option period, but only to the extent that it could be exercised on such termination date if the Optionee had not terminated employment. If the Optionee shall die during the term of this Option, the legal representatives of the Optionee shall be entitled to exercise the Option in whole or in part, subject to the foregoing sentence, at any time within the three-year period following the death of the Optionee.





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Houston Industries Incorporated
1994 Long-Term Incentive Compensation Plan
Nonqualified Stock Option Agreement
Page 3




                (c) Unless earlier terminated in accordance with its terms, this Option shall continue to be exercisable until, and shall terminate, three (3) years after the earliest of the following (but only to the extent that it could be exercised on the date the employment of the Optionee terminated):

                 (i) voluntary termination of employment by the Optionee, with or without consent of the Company,

                 (ii) termination of employment of the Optionee by the Company or any of its Subsidiaries, with or without cause, or

                 (iii) termination of employment of the Optionee because the Subsidiary employing such Optionee ceases to be a Subsidiary of the Company and the Optionee does not, prior thereto or contemporaneously therewith, become a Key Employee of the Company or another Subsidiary;

provided that, with regard to terminations of employment pursuant to paragraph
(ii), this Option shall terminate as of the date of such discharge if prior to such termination the Committee in its sole discretion shall determine that it is not in the best interest of the Company that the Option should continue for said three-year period.

                In the event of termination of employment other than for death, disability or retirement after age 60 but prior to age 65, the Option may be exercised only with respect to the number of shares purchasable at the time of such termination. In the event of termination of employment because of normal retirement at or after attainment of age 65, such option shall automatically become





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Houston Industries Incorporated
1994 Long-Term Incentive Compensation Plan
Nonqualified Stock Option Agreement
Page 4




fully exercisable as of the date of such retirement. If the Optionee shall die during the term of this Option, the legal representatives of the Optionee shall be entitled to exercise the Option, in whole or in part, subject to the foregoing provisions.

                3.       OPTION PERIOD.   Except as provided in the last
sentence of paragraph 2(b), the Option hereby granted shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the first to occur of (i) the expiration of ten (10) years from the date of the grant of this Option, that being the close of business on January 4, 2004, or (ii) the expiration of three (3) years after the termination of employment of the Optionee as described in paragraph 2 above.

                4.       METHOD OF NOTICE.   Subject to the limitations set
forth herein and in the Plan, this Option may be exercised by written notice mailed to the Company at Attn: Executive Benefits, P. O. Box 4567, Houston, Texas 77210. Such written notice shall (a) state the number of shares with respect to which the Option is being exercised and (b) be accompanied by a check, cash or money order payable to Houston Industries Incorporated in the full amount of the purchase price for any shares being acquired or, at the option of the Optionee, accompanied by Common Stock held by such Optionee for at least six (6) months equal in value to the full amount of the purchase price (or any combination of cash, check or such Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise in accordance with Section 2.1(i) of the Plan. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. The Optionee shall not be or have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Optionee. In addition, whether or not the options and shares covered by





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Houston Industries Incorporated
1994 Long-Term Incentive Compensation Plan
Nonqualified Stock Option Agreement
Page 5




the Plan have been registered pursuant to the Securities Act of 1933, the Company may, at its election, require the Optionee to give a representation in writing that the Optionee is acquiring such shares for the Optionee's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

                5.       TAXES.   The Committee shall deduct applicable taxes
with respect to the exercise of the Option and withhold, at the time of delivery, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law.

                6.       ASSIGNMENT OR TRANSFER.   The Optionee's rights under
the Plan and this Nonqualified Stock Option Agreement are personal; no assignment or transfer of the Optionee's rights under and interest in this Option, whether voluntary or involuntary, by operation of law or otherwise, may be made by the Optionee other than by will or by the laws of descent and distribution; and this Option is exercisable during the lifetime of the Optionee only by the Optionee.


Dated:_________________________


                                        HOUSTON INDUSTRIES INCORPORATED



                                        By: _____________________________

This Option has been accepted as of the above date by the undersigned, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.



_______________________________________________________
Optionee, 1~ 2~ 3~